Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Sep 30, 2001
Payment Date	Oct 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.487500%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2001	Sep 17, 2001	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	197,791,269	41,857,608	49,468,082	32,344,515	26,636,660	32,425,574
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	3.667500%	3.777500%	3.887500%	4.137500%	4.487500%
Interest/Yield Payable on the Principal Balance	564,200	122,980	149,572	104,086	92,969
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	564,200	122,980	149,572	104,086	92,969
Interest/Yield Paid	564,200	122,980	149,572	104,086	92,969

Summary

Beginning Security Balance	197,791,269	41,857,608	49,468,082	32,344,515	26,636,660	32,425,574
Beginning Adjusted Balance	197,791,269	41,857,608	49,468,082	32,344,515	26,636,660
Principal Paid	4,351,408	920,867	1,088,298	711,579	586,007	792,638
Ending Security Balance	193,439,861	40,936,741	48,379,784	31,632,936	26,050,653	31,712,212
Ending Adjusted Balance	193,439,861	40,936,741	48,379,784	31,632,936	26,050,653
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	193,519,137	40,936,741	48,379,784	31,632,936	26,050,653
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,759,109
Ending OC Amount as Holdback Amount						14,131,002
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.6186399	$2.5620829	$1.6619138	$1.8260781	$2.2135557
Principal Paid per $1000	$4.7712806	$19.1847369	$12.0921979	$12.4838479	$13.9525360